Exhibit 5.1

Connell Foley LLP
56 Livingston Avenue
 Roseland, NJ 07068
 P 973.535.0500    F 973.535.9217

December 3, 2021

EMCORE Corporation

2015 W. Chestnut Street

Alhambra, California 91803

Re:	Registration of Securities of EMCORE Corporation

Ladies and Gentlemen:

In connection with the registration of up to 2,138,000 shares of Common Stock of EMCORE Corporation, a New Jersey corporation (the “Company”), no par value per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the EMCORE Corporation Amended and Restated 2019 Equity Incentive Plan (as amended, the “Plan”), you have requested our opinion set forth below.

In our capacity as special New Jersey corporate counsel for the Company, we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that: (1) the Shares have been duly authorized by all necessary corporate action on the part of the Company; and (2) when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock; or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Form S-8 Amendment.

Respectfully Submitted,

/s/ Connell Foley LLP

Connell Foley LLP